EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal controls over financial reporting of PC Mall, Inc., which appears in PC Mall, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.

/S/ PricewaterhouseCoopers LLP

Los Angeles, California
March 13, 2009